UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2023

BitNile Metaverse, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53361	30-0680177
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Pearl Parkway Suite 200, San Antonio, TX	78215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-762-7293

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BNMV	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 8, 2023, BitNile Metaverse, Inc., a Nevada corporation (the “Company”) received a letter from the Listing Qualifications staff (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Staff has determined to delist the Company’s common stock, par value $0.001 per share (the “Common Stock”) from The Nasdaq Capital Market, effective May 17, 2023, pursuant to Listing Rule 5810(c)(3)(A)(iii), as the Company’s common stock traded below $0.10 per share for 10 consecutive trading days. According to the letter, the Company has until May 15, 2023 to appeal the Staff’s decision. The letter followed a previous letter received from Nasdaq on December 30, 2022, wherein the Company was notified that the bid price of its Common Stock had closed at less than $1.00 per share for 30 consecutive trading days resulting in its non-compliance with Listing Rule 5550(a)(2).

The Company intends to appeal the Staff’s decision and seek to regain compliance with the Nasdaq Listing Rules. In the furtherance of the foregoing, the Company filed the Certificate of Change with the Nevada Secretary of State in order to complete a reverse stock split of its Common Stock at a ratio of 1-for-30 (the “Reverse Split”), as more particularly described in Item 3.03 of this Current Report on Form 8-K. Specifically, the Reverse Split was effected to increase the stock price per share of the Common Stock. However, no assurances can be given that the Company’s appeal or the Reverse Split will enable the Company to maintain the listing of its Common Stock on The Nasdaq Capital Market.

Item 3.03 Material Modification to Rights of Security Holders.

The Board of Directors of the Company approved the Reverse Split of the Company’s issued and outstanding shares of Common Stock, which Reverse Split was effective on May 4, 2023 (the “Effective Date”).

Effects of the Reverse Split

Effective Date; Symbol; CUSIP Number. The Reverse Split is expected to become effective with Nasdaq and the Common Stock will begin trading on a split-adjusted basis in the coming days. In connection with the Reverse Split, the CUSIP number for the Common Stock changed to 27888N406.

Split Adjustment; Treatment of Fractional Shares. On the Effective Date, the total number of shares of Common Stock held by each stockholder of the Company converted automatically into the number of shares of Common Stock equal to: (i) the number of issued and outstanding shares of Common Stock held by each such stockholder immediately prior to the Reverse Split divided by (ii) 30. Any fractional share of Common Stock that would otherwise result from the Reverse Split was rounded to a whole share and, as such, any stockholder who otherwise would have held a fractional share after giving effect to the Reverse Split will instead hold one whole share of the post-Reverse Split Common Stock after giving effect to the Reverse Split. As a result, no fractional shares will be issued in connection with the Reverse Split and no cash or other consideration will be paid in connection with any fractional shares that would otherwise have resulted from the Reverse Split. The Company will treat stockholders holding shares of Common Stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as stockholders of record whose shares of Common Stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding shares of our Common Stock in “street name;” however, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Split.

Also on the Effective Date, all options, warrants and other convertible securities of the Company outstanding immediately prior to the Reverse Split were adjusted by dividing the number of shares of Common Stock into which the options, warrants and other convertible securities are exercisable or convertible by 30 and multiplying the exercise or conversion price thereof by 30, all in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities and subject to rounding to the nearest whole share. Such proportional adjustments were also made to the number of shares and restricted stock units issued and issuable under the Company’s equity compensation plan.

Certificated and Non-Certificated Shares. Stockholders who hold their shares in electronic form at brokerage firms do not need to take any action, as the effect of the Reverse Split will automatically be reflected in their brokerage accounts.

Stockholders holding paper certificates may (but are not required to) send the certificates to the Company’s transfer agent and registrar, Pacific Stock Transfer Company (“Pacific”). Pacific will issue a new stock certificate reflecting the Reverse Split to each requesting stockholder.

Certificate of Change. The Company effected the Reverse Split pursuant to the Company’s filing of a Certificate of Change (the “Certificate of Change”) with the Nevada Secretary of State on the Effective Date, in accordance with Nevada Revised Statutes (“NRS”) 78.209. The Certificate of Change became effective upon filing. A copy of the Certificate of Change is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

No Stockholder Approval Required. The Reverse Split was approved by the Board of Directors of the Company and given effect pursuant to and in accordance with NRS 78.207 and, as such, no stockholder approval of the Reverse Split was required.

Capitalization. Prior to the Reverse Split, the Company was authorized to issue 100,000,000 shares of Common Stock. As a result of the Reverse Split, the Company will be authorized to issue 3,333,333 shares of Common Stock. As of the Effective Date, there were approximately 48,786,685 shares of Common Stock outstanding. As a result of the Reverse Split, there were approximately 1,626,223 shares of Common Stock outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares). The Reverse Split did not have any effect on the stated par value of the Common Stock. The Reverse Split did not affect the number of authorized or issued shares of the Company’s preferred stock.

Immediately after the Reverse Split, each stockholder’s relative ownership interest in the Company and proportional voting power remained virtually unchanged except for minor changes and adjustments that resulted from rounding fractional shares into whole shares.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

On May 8, 2023, the Company filed with the Nevada Secretary of State a Certificate of Amendment to the Certificate of Designation of Rights, Preferences and Limitations (the “Amended Certificate”) of Series A Convertible Redeemable Preferred Stock (the “Series A”). The Amended Certificate implemented the following amendments to the Series A: (i) fixing the voting rights of the Series A to those originally afforded under the Series A Certificate of Designation as in effect on June 8, 2022 designed to ensure compliance with Nasdaq Listing Rule 5640; and (ii) implementing limitations on conversions of the Series A designed to ensure compliance with Nasdaq Listing Rule 5635.

The foregoing descriptions of the Certificate of Change and Amended Certificate do not purport to be complete and are qualified in their entirety by reference to the Certificate of Change and Amended Certificate, copies of which are filed as Exhibit 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
3.1	Certificate of Change
3.2	Certificate of Amendment to the Certificate of Designation of Rights, Preferences and Limitations of Series A Convertible Redeemable Preferred Stock
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

May 10, 2023	BitNile Metaverse, Inc.

	By:	/s/ Randy S. May
Randy S. May
Chief Executive Officer